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                                                                  EXHIBIT 4.15

                               SECURITY AGREEMENT


         FOR VALUE RECEIVED, SUN HYDRAULICS CORPORATION, a Florida corporation ("Borrower") does hereby grant to NORTHERN TRUST BANK OF FLORIDA, N.A. ("Secured Party"), a security interest in and to the following property ("Collateral"):

         All inventory, accounts, equipment, furnishings, fixtures, leasehold improvements, contract rights, and all other personal property (tangible and intangible), whether now owned or hereafter acquired by Borrower, located on, derived from, or used in connection with the operation of a manufacturing facility located, or to be located, on the real property described on Exhibit "A" attached hereto ("New Plant"), and located on, derived from, or used in connection with the operation of a manufacturing facility located on the real property described on Exhibit "B" attached hereto ("Existing Plant") [the New Plant and the Existing Plant are sometimes collectively referred to herein as the "Property"], together with (a) all increases, parts, fittings, accessories, equipment and special tools now or hereafter affixed to all or any part thereof or used in connection therewith, and all replacements of all or any part thereof; (b) any proceeds, return premiums and rebates from any property insurance on the property securing this loan; and (c) any proceeds received should any of the foregoing be sold, exchanged, collected or otherwise disposed of, provided however, no provisions herein shall be construed as or deemed authority for Borrower to sell, exchange or otherwise dispose of the Collateral, without the prior written consent of Secured Party, except for inventory sold in the ordinary course of Borrower's business.

         This security interest and assignment is given as security for the payment of a certain promissory note of even date herewith ("Note") and given by Borrower and Suninco, Inc., a Florida corporation ("Suninco") to Secured Party in the amount of $6,187,000.00 payable as therein provided together, and for the payment of any and all other indebtedness and liabilities whatsoever of Borrower and Suninco to Secured Party, due or to become due, direct, indirect, contingent, several, joint, joint and several and howsoever evidenced or arising and howsoever owned, held or acquired by Secured Party whether through discount, overdraft, purchase, loan, advance, endorsement, guaranty or any other manner whatsoever.

         Except for the security interest granted hereby, Borrower is the owner of the Collateral, free from any adverse lien, security interest or encumbrance and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or interest thereon.


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         Borrower authorizes Secured Party to file in Florida a Financing
Statement signed only by Secured Party describing the Collateral as is described herein, and to amend the Financing Statement from time to time to cover the changes in the Collateral, and to do all other acts and things that Secured Party may request to establish and maintain any valid security interest in the Collateral free of all other liens and claims whatsoever to secure the payment of the Note.

         Borrower will keep the Collateral at the Property and will not remove the Collateral from the Property without the prior written consent of Secured Party.

         Borrower will not sell, transfer, lease or otherwise dispose of any of the Collateral or interest therein without the prior written consent of Secured Party, except for inventory sold in the ordinary course of Borrower's business. Borrower will at all times keep the Collateral free from any adverse liens, security interest or encumbrance and in good order and repair and will not waste or destroy the Collateral or any part thereof. Borrower will not use the Collateral in violation of any statute or ordinance. Secured Party may examine and inspect the Collateral at any time, wherever located.

         Borrower will at all times keep the Collateral insured against loss, damage, theft and such other risks as Secured Party may require in such amounts and companies and under such policies and in such form and for such periods as shall be satisfactory to Secured Party, and each policy shall provide that the loss thereunder and proceeds payable shall be payable to Secured Party as its interest may appear. Secured Party may pay proceeds of such insurance to payment of the obligations secured hereby, whether or not due. However, unless Borrower is in default under the Note, this Security Agreement or any other document executed in connection herewith, Secured Party agrees to hold the proceeds of such insurance for a period of sixty (60) days after the occurrence of the loss, and not apply the proceeds to the obligations secured hereby during that 60 days to afford Borrower the opportunity to propose to Secured Party a plan for utilizing the proceeds in an alternative manner. Secured Party shall have no obligation whatsoever to accept Borrower's plan, however, and may proceed to apply the proceeds to the obligations secured hereby after expiration of said 60 day period. Each such policy shall provide for 30 days written minimum cancellation notice to Secured Party and each policy shall if Secured Party requests, be deposited with Secured Party.

         Borrower will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement or upon the Note.





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         At its option, Secured Party may cure any default existing under this
Security Agreement and may charge the Borrower for any expenses or costs thereby sustained, which amounts shall be immediately due and payable by Borrower, and shall accrue at the maximum rate permitted by law from the date of payment by Secured Party.

         Borrower shall be in default under this agreement upon the occurrence of any of the following: (a) failure or omission by Borrower and Suninco to pay when due the Note (or any installment of principal or interest thereunder) within fifteen (15) days after payment is due; (b) default in the payment (other than payment of principal and interest) or performance of any obligation, covenant, agreement or liability contained or referred to in this Security Agreement, the Note, or any other loan document executed in connection therewith, or upon the existence or occurrence of any circumstance or event deemed a default under the Note or any other loan document executed in connection herewith; (c) any warranty, representation or statement made or furnished to Secured Party for the purpose of inducing Secured Party to make the loan evidenced by the Note, proves to have been false in any material respect when made or furnished; (d) a default under any other mortgage or security agreement on the Collateral (whether such other mortgage or security agreement be held by Secured Party or by a third party); (e) the institution of foreclosure proceedings of another mortgage or lien of any kind on the Collateral (whether such other mortgage or lien be held by Secured Party or by a third party); (f) the default by Borrower or Suninco or any party obligated under the Note or any guaranty thereof or any affiliate of any of the foregoing ("Affiliated Companies") in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, security agreement, obligation or agreement held by Secured Party, specifically including but not limited to that certain mortgage loan outstanding from Secured Party to Suninco evidenced by promissory note dated April 10, 1996, in the original principal amount of $2,475,000.00 ("Existing Plant Loan"), that certain revolving line of credit outstanding from Secured Party to Borrower in the amount of $1,700,000.00 ("Line of Credit"), and that certain loan outstanding from Secured Party to Borrower evidenced by promissory note dated May 20, 1996, in the original principal amount of $3,063,157.00 ("Equipment Loan"); (g) the death, dissolution, termination of existence, insolvency, or business failure of Borrower or Suninco, or any party obligated under the Note or any guaranty thereof; (h) the appointment of a receiver of any part of the Collateral; (i) the assignment for the benefit of creditors or the commencement of any proceedings in bankruptcy or insolvency by or against Borrower, Suninco, or by or against any person obligated under the Note or any guaranty thereof;
(j) falsity in any material respect of, or any material omission in, any representation or statement made to Secured Party by or on behalf of Borrower, Suninco, or any person obligated under the Note or any guaranty thereof, in connection with this Security





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Agreement; (k) loss, theft, substantial damage, or destruction, not covered by collectible insurance, of any of the Collateral or any levy, seizure or attachment thereof; (l) the sale or transfer of any of the Collateral, except inventory sold in the ordinary course of business, with the exception that the sale of Collateral over the term of the Note which has a total fair market value not exceeding $50,000.00 will not constitute an Event of Default; or (m) the pledge, assignment, or granting of a security interest in any of the Collateral. Any default hereunder shall constitute a default under any other mortgage, security agreement, note, obligation or agreement of Borrower, Suninco or any Affiliated Company held by Secured Party. The agreements contained in this paragraph to create cross-defaults under all mortgages, security agreements, notes, obligations and agreements between Borrower, Suninco or any Affiliated Company (or any party obligated under the Note or any guaranty thereof) and Secured Party, whether currently existing or hereafter created, in the event of default under one or more of such mortgages, security agreements, notes, obligations or agreements is a material and specific inducement and consideration for the making by Secured Party of the loan evidenced by the Note.

         Notwithstanding the provisions of the foregoing paragraph to the contrary, in the event of a non-monetary default of the type set forth in subsections (b), (d) or (e) of the foregoing paragraph, then prior to Secured Party precipitating to maturity the full unpaid balance of the Note or otherwise exercising any rights available to Secured Party under the terms of the Note or any other loan document executed in connection therewith, Secured Party shall give written notice to Borrower and Borrower shall have a period of thirty (30) days from the date such notice is given in which to cure such default; provided, however, if such default cannot, with due diligence, be cured within said 30 day period, and such default does not threaten to impair Secured Party's security for the Note, then the 30 day period shall be extended for such period as may be reasonably necessary to complete the curing of same, provided that Borrower proceeds with all due diligence and continuity to cure the default. Notice required hereunder may, at the option of Secured Party, be given by either certified mail, registered mail, regular mail, facsimile transmission, Federal Express or other express courier, or by personal delivery, and shall be deemed given when mailed, transmitted, placed with the courier, or delivered to Borrower, whichever is first. In the event the default is not cured within the time provided, then Secured Party shall have the right to accelerate the Note and proceed to enforce the Note and the loan documents, without further notice to Borrower.

         Borrower and Suninco have disclosed to Secured Party that Borrower and Suninco are contemplating a corporate merger, it being the current intent that Suninco will be merged into Borrower, with Borrower being the surviving corporation. It is currently anticipated that the merger will take place effective as of June





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30, 1996.  It is agreed that, notwithstanding anything contained herein to the contrary, such merger shall not constitute a default hereunder. It is further agreed that upon such merger becoming effective, Borrower shall automatically become fully liable, both prospectively and retroactively, for all duties, obligations, liabilities, warranties, covenants and agreements of Suninco herein created or set forth, without the necessity for the execution of additional documentation. Nonetheless, Borrower agrees, upon the request of Secured Party, to execute such documentation as Secured Party may require in order to ratify and confirm the assumption of said liability.

         Upon the occurrence of any such default or at any time thereafter, Secured Party may at its option declare all obligations secured hereby immediately due and payable without notice and may thereupon exercise, with respect to the Collateral or any part thereof, any or all rights and remedies available to it under the Florida Uniform Commercial Code, under this Security Agreement, or other under law. All expenses of recovering and disposing of the Collateral shall be borne by Borrower. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at the address shown at the beginning of this Agreement or at any other address shown on the records of Secured Party at least five days before the time of the sale or disposition. Borrower and Suninco shall be and remain liable for any deficiency, and Secured Party shall account to Borrower for any surplus arising after any sale of the Collateral.

         Upon the occurrence of any default, Secured Party shall have the right to enter and/or remain upon the Property, without any obligation to pay rent to Borrower, Suninco or others, or any other place or places where any of the Collateral is located or kept, and to remove the Collateral therefrom to the premises of Secured Party or any agent of Secured Party, for such time as Secured Party may desire, in order to maintain, sell, collect and/or liquidate the Collateral; or use the Property, together with materials, supplies, books and records of Borrower, to maintain possession and/or the condition of the Collateral, and to prepare the Collateral for selling, liquidating or collecting. Secured Party may require Borrower to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

         Borrower hereto grants to Secured Party, as the attorney-in-fact of Borrower, full power of substitution and full power to do any and all things necessary to be done in and about the Property and with respect to the Collateral as fully and effectively as Borrower might or could do but for this appointment, and hereby ratifies all that Secured Party shall lawfully do or cause to be done by virtue of such power of attorney. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such





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attorney-in-fact.  This power of attorney is coupled with an interest and shall be irrevocable so long as any indebtedness secured by this Agreement shall remain outstanding.

         Borrower and Suninco severally waive all rights of homestead exemption, and of presentment, demand for payment, protest, notice of protest and notice if dishonor; consents that the Note or other obligations secured hereby, or any part hereof may from time to time, be extended or renewed without notice for any period (whether or not longer than the original period of the Note or obligation); agree that the exchange, release, surrender or sale of all or any Collateral which may be given as security hereunder shall not release or discharge any party obligated hereunder; agree that the release of any party liable upon or in respect of the Note and other obligations secured shall not release any other such party; and hereby agree to pay, in the event of a default, all costs, expenses and reasonable attorneys' fees (which shall include fees for legal assistants) incurred in the exercise by Secured Party of its rights as a secured party upon default by Borrower, including those costs, expenses and reasonable attorneys' fees incurred in appellate proceedings.

         Secured Party shall have the right in its own name or in the name of Borrower to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Collateral and to endorse the name of Borrower on all commercial paper given in payment or part payment thereof and in its discretion to file any claim or take any other action or proceeding which Secured Party may deed necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in the Collateral.

         No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Secured Party in exercising any right of remedy shall operate as a waiver hereof and no single or partial exercise by Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this agreement. The provisions of this agreement are cumulative and in addition to the other provisions of any liability on the Note or other writing evidencing any liability secured by this agreement or otherwise, and Secured Party shall have all of the benefits, rights and remedies of and under the Note or other writing evidencing any liability secured hereby. In addition to all other rights granted hereunder, Secured Party shall have all of the rights granted a secured party under the Uniform Commercial Code.

         Suninco shall be jointly and severally liable with Borrower for all obligations, conditions, warranties, representations, and liabilities imposed upon Borrower hereunder.





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         All of the terms used herein which are defined in the Uniform
Commercial Code of Florida have, except where the context indicates otherwise, the same meaning herein as in said Code, and this agreement and the obligations hereunder, including matters of construction, validity and performance, shall be governed by the Laws of Florida. Wherever used herein the singular shall include the plural, the plural the singular and the use of any gender shall include all genders.

         Dated at Sarasota, Florida, on June 14, 1996.



SUN HYDRAULICS CORPORATION,                SUNINCO, INC., a Florida
a Florida corporation                      corporation


By:  /s/ Clyde G. Nixon                    By:  /s/ Clyde G. Nixon
   -------------------------------            ---------------------------------
   Clyde G. Nixon                             Clyde G. Nixon
   As its President                           As its President






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STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this ____ day of June 1996 by Clyde G. Nixon, as President of Sun Hydraulics Corporation, a Florida corporation, on behalf of the corporation. The above-named person is personally known to me or has produced __________________________ as identification. If no type of identification is indicated, the above-named person is personally known to me.




                                        ---------------------------------------
                                        Signature of Notary Public
(Notary Seal)

                                        ---------------------------------------
                                        Print Name of Notary Public


                                        I am a Notary Public of the State of
                                        Florida, and my commission expires on

                                        --------------------------------------.



STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this ____ day of June 1996 by Clyde G. Nixon, as President of Suninco, Inc., a Florida corporation, on behalf of the corporation. The above-named person is personally known to me or has produced __________________________ as identification. If no type of identification is indicated, the above-named person is personally known to me.



                                        ---------------------------------------
                                        Signature of Notary Public
(Notary Seal)

                                        ---------------------------------------
                                        Print Name of Notary Public


                                        I am a Notary Public of the State of
                                        Florida, and my commission expires on

                                        --------------------------------------.



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